Exhibit 99.1

Gap Inc. Elevates Two Proven Executives to Guide
Gap and Banana Republic Brands into the Next Decade

Global brand presidents named: Andi Owen to lead Banana Republic and
Jeff Kirwan to take over Gap

SAN FRANCISCO - November 20, 2014 - With an eye towards 2015, Gap Inc. (NYSE: GPS) today announced the promotion of two successful current executives, with 35 years of combined company experience between them, to become global brand presidents for Gap and Banana Republic.

The moves were orchestrated by Art Peck as he prepares to take on the role of chief executive officer of Gap Inc. in February, with the full support of current chairman and chief executive officer Glenn Murphy.

“We’ll start 2015 with a management team comprised of both established executives and the next generation of brand leaders ready for the next generation of customers,” said Peck. “We’ve provided a transition period that allows our teams to deliver a successful holiday, while gearing up for a future where great product, showcased seamlessly across physical and digital experiences, consistently delights our customers.”

Jeff Kirwan, 48, who has reported to Murphy for the past three years as president of greater China for Gap Inc., will become Global President for Gap brand in December following a brief transition period. Kirwan succeeds Stephen Sunnucks, who will leave the company on December 19, after steering the growth of its namesake brand to almost 50 countries over the past decade.

Under Kirwan’s leadership in China, Gap has deployed an aggressive e-commerce strategy, coupled with opening 100 stores in the region in just four years. Over the past decade with Gap Inc., Kirwan has succeeded in roles of increasing responsibility at Gap and Old Navy, with an expertise in driving growth, retail operations, and brand development.

Andi Owen, 49, who currently leads the Gap Outlet division, will become Global President for Banana Republic, effective January 5. She succeeds Jack Calhoun, who will depart from the company on February 1 after working with Owen during the transition. Calhoun, who led the brand for eight years, is credited with pioneering innovative concepts while creating an impressive global economic model for Banana Republic.

Over nearly 25 years with the company, Owen has thrived in many leadership roles within merchandising, online, and stores. She has spent 19 years working within Banana Republic, rising from management positions in the field to successfully leading the Banana Republic Factory Store business before taking on her current assignment as EVP of Global Gap Outlet.

“These are important changes within the company, and I’ve been impressed with both Jeff and Andi’s development during our work together these past eight years. We’ve prepared leaders, with experience across all aspects of the global business, who are ready and eager for the challenges and the opportunities ahead,” said Gap Inc. Chairman and CEO Glenn Murphy.

Murphy added, “Over the past decade, both Steve and Jack helped make Gap Inc. a much stronger and more global company. We appreciate their hard work and passion for our brands, people, and customers.”

Owen and Kirwan will report to Peck in 2015.

“Over the past decade, I’ve worked with Jeff and Andi and seen them in action. They each bring the creativity, tenacity, and exceptional leadership qualities necessary for these roles, and, importantly, they have consistently delivered results for our brands and company,” Peck added.

Webcast and Conference Call Information
The company will host a conference call with investors and analysts to discuss the company's third quarter 2014 results and leadership announcement starting at approximately 2:00 p.m. Pacific Time today.  Katrina O'Connell, vice president of Corporate Finance and Investor Relations at Gap Inc., will host the call and be joined by Sabrina Simmons, Gap Inc. chief financial officer, Glenn Murphy, Gap Inc. chairman and chief executive officer and Art Peck, president of Gap Inc. Growth, Innovation & Digital division.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode:1609362). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2013 net sales were $16.1 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,200 company-operated stores, over 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Edie Kissko
(415) 427-4173
Press@gap.com